Form C

Cover Page

Name of issuer:

Bugsy Brewing Inc

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: NV

Date of organization: 8/15/2014

Physical address of issuer:

2780 S Jones Blvd
Las Vegas NV 89146

Website of issuer:

http://www.getlytt.today

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

3/8/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$139,417.00	$108,934.00
Cash & Cash Equivalents:	$42,272.00	$11,309.00
Accounts Receivable:	$0.00	$8,618.00
Short-term Debt:	$104,982.00	$9,484.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$334,367.00	$109,353.00
Cost of Goods Sold:	$241,756.00	$90,280.00
Taxes Paid:	$0.00	$0.00
Net Income:	($123,669.00)	($98,448.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Bugsy Brewing Inc

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Michel Myara	President	Bugsy Brewing Inc	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Michel Myara	CEO	2014
Michel Myara	President	2014
Michel Myara	Secretary	2014
Michel Myara	Treasurer	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Bugsy Management LLC	12000000.0 Common Stock	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Companies in the beverage alcohol industry are, from time to time, exposed to class action or other litigation relating to alcohol advertising, product liability, alcohol abuse problems or health consequences from the misuse of alcohol. It is also possible that governments could assert that the use of alcohol has significantly increased government funded health care costs. Litigation or assertions of this type have adversely affected companies in the tobacco industry, and it is possible that we, as well as our suppliers, could be named in litigation of this type.

We are subject to governmental regulations affecting our business. The production and distribution of alcohol is a business that is highly regulated at the federal, state and local levels. Our operations may be subject to more restrictive regulations and increased taxation than are those of non-alcohol related businesses. The loss or revocation of any existing licenses, permits or approvals, or the failure to timely obtain any additional licenses, permits or approvals when required, could have a material adverse effect on our ability to conduct our business. In addition, if any taxes or fees imposed on our business by applicable regulatory authorities are increased, our profit margins could be negatively affected.

The Company partners with a brewery to produce LYTT. Disruptions in production or a loss of product quality could have adverse affects on our business. We may have less control over production than if we owned it.

The Company is engaged in a related party loan with it's founder, Michel Myara. The Company is not prohibited from taking further loans from related parties, which may impact it's business operations in the future.

We face competition from alcohol producers that are already established and have far more resources for funding marketing. Attracting and retaining customers in this climate may be difficult.

The Company has had a history of net losses. While expected to become profitable in 2019, the Company cannot guarantee profitability at that time and may continue to see losses for the foreseeable future.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 95% towards inventory (producing the 'black powder; and 'code red' flavors, the remaining two out of the four new flavors we are launching), 5% towards WeFundeer fees.

If we raise: **$1,070,000**

Use of Proceeds: 65% towards inventory and line extensions, 30% towards hiring, 5% towards WeFunder fees.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

See exact security attached as Appendix B, Investor Contracts.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by (a) the price of **Preferred Stock** issued to new Investors, or
- (ii) if the valuation for the company is more than **$6 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $250,000 of the securities, investors will receive a valuation cap of $3,000,000.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are"accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of a SAFE may be amended and any Investor's right waived as follows:

(i) if the Investor is not a Major Investor, any provision of a SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of the SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of the Valuation Cap for such SAFE.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	20,000,000	12,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Common stock has voting rights. Investors in the SAFE, upon conversion, will receive Preferred Stock. Preferred stock will not receive voting rights, but will receive liquidation preferences.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	Michel Myara
Issue date	08/03/18
Amount	$4,737.00
Outstanding principal plus interest	$4,737.00 as of 08/13/18
Interest rate	0.0% per annum
Current with payments	Yes

Related party loan by the founder. It does not have a set maturity date and is expected to be repaid.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Michel Myara
Amount Invested	$4,737.00
Transaction type	Loan
Issue date	08/03/18
Outstanding principal plus interest	$4,737.00 as of 08/31/18
Interest rate	0.0% per annum
Outstanding	Yes
Current with payments	Yes
Relationship	Founder

Related party loan by the founder. It does not have a set maturity date and is expected to be repaid.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

LYTT is a cutting edge flavored alcoholic drink. Our high Alcohol by Volume (ABV), smooth taste and herbal infusion embody the #LYTTLIFE.

While Beer as a category is declining, the $2.3B Flavored Malt Beverage (FMB) segment is posting a 4.5% increase*. The idea behind FMBs is to have fruity, flavored alcoholic beverages that can be mass marketed and sold in a maximum amount of retail outlets. Because beer is the original source of alcohol in FMBs, they can be sold everywhere where beer is sold. This makes FMBs available at far more points of distribution nationwide than their wine cooler or ready-to-drink spirit-based cocktail counterparts.

LYTT is the product of years of market research and development. Examining the FMB segment has allowed the company to identify these main problems:
1. FMBs have an a unpleasant, 'malty' aftertaste. After all, they are beer based. The higher the ABV, the more pronounced the aftertaste. This has the effect of alienating consumers who value both alcohol content and taste. The high ABV sub-segment is therefore narrowed down to 'hardcore' consumers who favor alcohol content over taste.
2. Millennial and Generation Z consumers are increasingly veering away from beer and to cheaper wine and spirits options. 40% of beer's volume losses are coming from 21- to 24-year-old drinkers. The decline among that age group has continued at a rate of 3% annually over the last 15 years**. The shift to wine and spirits confirms that these consumers want affordable, higher ABV drinks. They want the most 'bang for their buck'.
3. Aside from playing 'the flavor game', there hasn't been innovation in the FMB segment. Herbal infusions in the alcohol space seem to be reserved to pricey, spirit based liqueurs such as Jaegermeister or coffee liqueurs.
Tight margins associated with single serve FMBs have confined manufacturers to the following simplistic approach: Take beer, preferably cheap malt liquor, run it through a primitive filtration process and attempt to cover up the taste with sugar and flavor. Package that liquid in a 24oz can and retail it for about $2.00.

LYTT is made using reverse osmosis alcohol. The beer undergoes extensive and sophisticated filtering. This more costly process results in a clear, neutral malt base comparable to a spirit that can be sold everywhere where beer is sold. A proprietary flavoring system comprised of natural flavors including Guarana, a unique herbal ingredient, is used to mask any unpleasant notes from the alcohol. LYTT's high ABV, smooth taste, herbal infusion and targeted marketing allows it to command a $2.99 price point for a 24oz can. This premium price point remains affordable to the target consumer while protecting the company's margins as well as those of everyone involved in LYTT's success.

*Source: IRI. Multi-outlets, 52 weeks ending 5/20/2018.
**Source: MillerCoors data.

Milestones

Bugsy Brewing Inc was incorporated in the State of Nevada in August 2014. LYTT was launched in June of 2016.

Since then, we have:
- Distribution in 11 states.
- $705K in sales.
- Over 44 000 cases sold.
- 21.29% Year-Over-Year growth for Q2 2018
- Projected 72% Year-Over-Year growth for Q3 2018, with 14.20% growth already achieved from shipped and confirmed orders of reformulated products as of August.
- Agreements with major alcohol distributors with combined reach in the thousands of stores stores in 11 states.
- Distribution with Hensley Beverage Company, Arizona's Budweiser distributor.
- Distribution with Heidelberg Distributing Company, Ohio's #1 distributor.
- Distribution agreements with major networks of MillerCoors distributors in Alabama and Georgia.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $334,367 compared to the year ended December 31, 2016, when the Company had revenues of $109,353. Our gross margin was 27.7% in fiscal year 2017, compared to 17.44% in 2016. The new case cost to distributors as of September 2018 is expected to increase the company's gross margin to 36.44%.
- *Assets.* As of December 31, 2017, the Company had total assets of $139,417, including $42,272 in cash. As of December 31, 2016, the Company had $108,934 in total assets, including $11,309 in cash.
- *Net Loss.* The Company has had net losses of $123,669 and net losses of $98,448 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $104,982 for the fiscal year ended December 31, 2017 and $9,484 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $4,737 in debt and $348,777 in equity. The company also received $144,433 in capital contributions from the founder in 2016, and $58,510 in 2017.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 3 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Bugsy Brewing Inc cash in hand is $20,481.05, as of August 2018. Over the last three months, revenues have averaged $56,541.93/month, cost of goods sold has averaged $36,904.40/month, and operational expenses have averaged $14,418.06/month, for an average net margin of $5,219.47 per month.

If the company only reaches its minimum, they would plan to raise more money from institutional investors. Since the end of last year they have had no significant changes in expenses or revenues. The company is currently launching new products, which has increased cost of good sold, but held expenses relatively steady.

The company has slowed on sales during the first half of this year as they work on new product lines. As of August 17th, they're on track to do over $120,000 of revenues in August. Although they cannot guarantee it, the company expects to be profitable in early 2019, based on its projections and new products bing offered.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.getlytt.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Early Bird SAFE (Simple Agreement for Future Equity)
- SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Michel Myara

Appendix E: Supporting Documents


B!G MO
HARD CHERRY LIME
12.0% ALC/VOL
SEVEN TEN
BLOOD IN BLOOD OUT
LYTT
CONTAINS ALCOHOL
B!G
LYTT

INVEST IN LYTT

maximum target met

$0
raised of $0 maximum target from 0 investors

Guarana infused premium malt beverages

Since flavored alcoholic drinks were forced to remove caffeine from their formulas in 2010, the market has lacked an exciting, stimulating drink. We developed LYTT, a new kind of drink that uses guarana seed to mask the taste of alcohol and provide a natural stimulant. Since we began sales, we've done $705K in multiple states. With a new and improved formula and several new products in the pipeline, we're poised to expand across the nation.



Michel Myara
CEO
I've been in the beverage business since 2005. Having developed several beverage brands, I'm very familiar with brand building. I handle all aspects of the company.

Why you may want to invest

1. Agreements with major alcohol distributors with combined reach in the thousands of stores stores in 11 states.
2. $705K in sales.
3. 21.29% Year-Over-Year growth for Q2 2018.
4. Projected 72% Year-Over-Year growth for Q3 2018, with 14.20% growth already achieved from shipped and confirmed orders of reformulated products as of August.
5. Distribution with Hensley Beverage Company, Arizona's Budweiser distributor.
6. Distribution with Heidelberg Distributing Company, Ohio's #1 distributor.
7. Distribution agreements with major networks of MillerCoors distributors in Alabama and Georgia.

Our Ambition

Based on the quality and quantity of distributors who have reached out to us, both domestically and internationally, we believe that we can achieve national distribution as well as penetrate several foreign markets. The LYTT brand is the refreshing brand that customers have been demanding and our sales infrastructure is state of the art.

LYTT_deck.pdf

getlytt.today

Las Vegas, Nevada

$ 100 min

REMIND ME (0)

What you are investing in

Future Equity (Wefunder SAFE)

~~$6M~~ **$3M** valuation cap

First $250K investors of this fundraise will invest in a SAFE with a $3M valuation cap.

$25K+ pro rata right threshold

A SAFE gives you the right to future shares in the company. If you invest, you're betting the company will be worth more than $3M in the future.

Earning a return

Learn more about SAFEs

Investor perks

$250+
LYTT Hat LYTT T-Shirt LYTT Keychain Lanyard

$500+
LYTT Hat LYTT T-Shirt LYTT Keychain Lanyard 3 Cans of LYTT Playtime Cherry Lime 10% ABV 3 Cans of LYTT Packin' Peach Tea 10% ABV

$1,000+
LYTT Hat LYTT T-Shirt LYTT Keychain Lanyard 3 Cans of LYTT Playtime Cherry Lime 10% ABV 3 Cans of LYTT Packin' Peach Tea 10% ABV 3 Cans of LYTT Blue Bomb 15% ABV 3 Cans of LYTT Pink Payload 15% ABV

see less

b2c alcohol

Why I Like LYTT

I cracked open the can for a LIVE taste test that you can hear later this weekend on Bumming with Bobcat, but it was an interesting combination of cherry and lime for sure. It's got a nice lime green color that goes down fairly smooth. Not too overpowering with the flavor combination while still leaving something to the imagination.

Bob
ALCOHOLIC BEVERAGE REVIEWER

Ontoori THE GATEWAY

September 2, 2018 @ https

LYTT Hard Cherry Lime Version 1 vs Version 2 Taste Test

https://www.getlytt.today/ https://www.instagram.com/getlytt/?hl=en Twitch stream every Tuesday at 5pm pst - https://www.twitch.tv/wrecklesseating --- Wreckless Eating On Patreon - http://www.patreon.com/wrecklesseating --- Buy
August 17, 2018 @ youtube.com

Malt Beverage Of The Week - LYTT Hard Cherry Lime

The summer is quickly coming to an end, but there's still time to get before it's over! How do you wanna get? We got you covered with LYTT Hard Cherry Lime as the bumwinebob.com malt beverage of the week! "LYTT High Gravity Premium Malt
August 14, 2018 @ bumwinebob.com

Get LYTT for the Summer - Bumming with Bobcat

The summer is quickly coming to an end, but there's still time to get LYTT before it's over! We are going to party like it's 1999 with a special LYTT Hard Cherry Lime taste test on this weeks edition of Bumming with Bobcat!
August 14, 2018 @ spreaker.com

Get LYTT for the Summer

The summer is quickly coming to an end, but there's still time to get LYTT before it's over! We are going to party like it's 1999 with a special LYTT Hard Cherry Lime taste test on this weeks edition of Bumming with Bobcat!
August 13, 2018 @ player.fm

After 8 Years, Alcoholic Drinks With an Extra Buzz Are Back

In 2010, the Food and Drug Administration banned alcoholic energy drinks, which were essentially flavored malt beverages with added caffeine (ex. Four Loko). Suddenly, beverage companies had to remove all the additives. Many couldn't do it and folded. The brands that made it through are now all versions of the same: sugary, high-alcohol canned drinks. Nothing exciting.

Meet LYTT: A Guarana-Infused Alcholic Drink


12%
ALC/VOL
FRT PNCH
LYTT
CONTAINS ALCOHOL


12%
Packin' Peach Tea
LYTT
CONTAINS ALCOHOL


PLAYTIME
CHERRY
LIME
12%
ALC/VOL
SEVEN TEN
LYTT
CONTAINS ALCOHOL

As a seven-year veteran of the energy drink industry, Michel recognized the void of exciting alcoholic drinks after the 2010 ban. So he began developing a flavored malt beverage with guarana, a plant native to the Amazon. Guarana solves two problems: 1) it helps cover up the bitterness of malt, making the drink taste better and 2) it acts as a natural stimulant to give consumers a fun buzz that's different than regular alcohol. Because guarana is classified as a flavor by the FDA, it's not affected by the 2010 ban.








LYTT

Our Competitive Advantages: Innovation and Varied ABV

Consumers are tired of the brands on the market now. They've been around forever and are stagnant; they're even perceived as a worse version of what they used to be. That means there's a good opportunity for getting brand loyalty from consumers who are looking for something new.

To get into new markets, we're innovating. We recently developed a line or 10% ABV drinks to enter states with lower ABV limits. We also developed the world's strongest malt drink at 15% ABV to appeal to consumers who want a bigger buzz.



THE SWITCH TO 10% ABV.
Mississippi and Tennessee don't allow malt beverages over 10% ABV. These are large markets for this segment. Mississippi is one of our main competitors' largest market per capita. We've reformulated our Cherry Lime and Peach Tea from scratch to great tasting 10% ABV for national distribution potential and mainstream appeal.
PLAYTIME CHERRY LIME
10% ALC/VOL
LYTT
CONTAINS ALCOHOL
LYTT



Reformulated Based on Two Years of Research

The new trend for flavored alcoholic drinks is to cover up the taste of alcohol completely. When we first launched in 2016, you could still taste the malt. It wasn't flavored quite right. Since then, we conducted extensive taste testing with university students, our target market, to reformulate based on their preferences. We know we got it right this time because our sales have increased since reformulation.

Our Market: Young Adults Living the #LYTTlife

Our target consumers are fun-loving university students and young adults who want to put a little extra fun into their night. Our cans retail for an affordable $X. The flavored malt beverage market has been growing at a rate of 14.2% CAGR from 2013 through 2016, and the top five brands make up more than $240 million in sales in convenience stores alone.

Interview

Wefunder interviewed Michel Myara on August 1, 0208.

− COLLAPSE ALL

WF: Who are you and what are you working on?

MYARA: My name Michel Myara and I founded Bugsy Brewing in 2012 with the goal of creating a cutting edge line of flavored alcoholic beverages called LYTT. The product has been in development since 2010. At the time, I was running a non-alcoholic beverage company and was looking to diversify into the alcohol category. I formed Bugsy Brewing in February of 2012 and launched the product in July 2016. So yeah, over 4 years of research and development. We now have just over 2 full years of sales. LYTT is a flavored malt beverage that's unique in many ways. We use a malt that's been filtered using reverse osmosis and a proprietary, all-natural flavor system that includes Guarana.

The main problem with flavored malt beverages is that they don't taste good. They are made by taking malt liquor and adding flavor and sweetener. Depending on the quality of the malt beverage, malt liquor will be filtered to get some of the beer taste out of it. That filtration process is typically very primitive, which is why if you're drinking a regular flavored malt beverage, especially if it's high in alcohol, you'll have a malty aftertaste.

Our malt undergoes reverse osmosis filtration. The result is a clear alcohol base that comes close to a spirit. Because no distillation has taken place, the product remains classified as beer. We flavor this clear alcohol base using natural flavors including guarana, a plant native to the Amazon. Guarana helps cover up any remaining bitterness from the malt. It also has natural invigorating properties. We market LYTT as a Guarana Infused reverse osmosis alcoholic beverage.

WF: What spurred this idea?

MYARA: There was definitely a void in the market at the time. In 2010, the FDA banned all alcoholic energy drinks, which was a huge segment. Suddenly, all of these companies either went away or they were reformulated to remove all of the additives. The brands that stuck around are now strictly flavored malt beverages. So since 2010, there hasn't been a flavored malt beverage, or even an alcoholic beverage, with any type of innovative or exciting additives, such as herbals or botanicals. That was definitely an opportunity that I saw because I knew that there were perfectly legal ways to formulate an alcoholic beverage and have certain additives without falling into the illegal segment of alcoholic energy drinks. They were adding synthetic powdered caffeine to alcohol that, according to the FDA and the Code of Federal Regulations, make the alcohol adulterated. You can only add certain things to alcohol for certain reasons, and synthetic caffeine is not one of them.

Guarana is a flavor, according to the FDA. The type of guarana that we use is an all-natural guarana seed powder that has not been standardized with caffeine. A lot of guarana powders are actually standardized with caffeine, so we're very careful not to use any of those. I've done so much research on guarana, and I've probably interviewed four to six different suppliers. I understand the whole guarana business very well. You have to be careful with what types of guarana you're using. You can get guarana for $10 a pound and you can get it for $100 a pound. There are many different types so we had to be very careful with the supplier that we went with. I got my suppliers approved by the Alcohol Tobacco Tax and Trade Bureau (TTB). I got my guarana ingredients approved as well so I have what's called a FIDS, a Flavor Ingredients Data Sheet, from the TTB for this particular guarana.

WF: Why is this product legal when caffeinated alcoholic drinks are not?

MYARA: There is naturally occurring caffeine in the product, but it's allowed because the caffeine is derived from a natural flavor which is not used for energy purposes. It's used for its flavor and other characteristics. We fall under the same regulation as a coffee stout or a coffee liqueur. Even Twisted Tea will have some naturally occurring caffeine from the black tea powder they use. We fall under that same category as anything having naturally occurring caffeine from a flavor ingredient.

Obviously, this product cannot be marketed as an alcoholic energy drink. That's where we need some marketing dollars and some brand influencers to get the word out and get a buzz going because people don't know that LYTT is a guarana-infused product. People know what guarana is but when they look at the can, they don't see it. We're not even allowed to have guarana predominant on the can. It has to be in the statement of composition, which is like the list of ingredients that you have on the side. It can't stand out in any way because the statement of composition has to be one font and one color. So what we do is we emphasize it on the point of sale materials. What we really need is a solid team of brand ambassadors working with a social media budget. I know it'll do a lot for the brand.

WF: Tell me more about the product. How much caffeine is in it? If you were to measure the milligrams of caffeine, how would it compare with coffee or Red Bull?

MYARA: Because we use a non-standardized guarana, the number of milligrams of caffeine is going to vary per batch. The only way to standardize guarana is literally to add caffeine to it. It's like saying, "Oh, we're not adding caffeine to the alcohol, we're adding caffeine to the guarana, then we're adding the guarana to the alcohol." It's basically the same thing. Since it's a non-standardized guarana, we don't really get into milligrams of caffeine per can because it's going to vary per patch of guarana that we get from our supplier.

It's the same thing as with a coffee stout. They might use the same coffee beans in the same batch, but the caffeine will vary because it's a natural seed. It's always going to be a range. What I will say is that people definitely feel it. I've read a lot of reviews that say the drink didn't make people sleepy at all. They do feel the effect of it, but I won't put a milligram number on it.

WF: How were you able to develop the formula?

MYARA: I've been doing beverage formulations for over a decade. I founded a nonalcoholic beverage company in 2005 where I formulated a wide variety of forward-thinking functional beverages. I've done consulting for other businesses to formulate beverages such as protein drinks, relaxation drinks and stuff like that.

Every other flavored malt beverage is made the same way. I can honestly say that LYTT is the only flavored malt beverage that's formulated in a unique way, and I submit everything myself to TTB. Specialists will get back to me a lot of times and say, "Oh, we haven't seen this before." They have questions, and they end up having to approve it because we follow the rules. It's been a lot of R&D and a lot of trial and error.

I started working on the formula in 2012. I noticed that what was happening in this particular segment of the market was that companies were moving away from the malt taste. The new trend now is that you can't taste the alcohol. Because of products like Not Your Father's Root Beer and the newer Four Loko's, that's the general direction that everyone's been taking in the premium flavored malt segment. It's got to taste as close to soda as possible. With the original alcoholic energy drinks, you could taste the malt a lot. When they had to re-formulate, they wanted to come up with something to get people to drink these types of drinks again. You could still taste the malt in my original formula that came out in 2016. It wasn't flavored right, and that's part of the reason that we got off to a slow start.

When I started to re-formulate, I focused on making sure you couldn't taste the alcohol. I was living in Phoenix, Arizona, and doing a lot of taste-testing focus groups with university students because they are one of our main demographics. I have pages and pages of notes from all different focus groups and different lab samples and formulas that I was playing around with. Whenever I do taste testing, the main thing I ask people is, "In which sample can you least taste the alcohol?" And that's usually the direction that I take. We started rolling out the new and improved formulas in May of 2018 and I'm confident they taste right. They're flavored to be able to really compete with everything else out there. Now I'm trying to raise money for new products I'm developing that I call the Alien series. There's been a learning curve throughout this very hands-on process. I spend a lot of time talking to consumers, taste testers, stores managers, and distributors, so I think I have a pretty good idea of what people want from this segment.

WF: How do you measure progress?

MYARA: I look at the reorders from distributors and feedback from consumers. When people start asking about it, we get stores calling wanting to know who's the distributor carrying LYTT in their area. Social media is a good measurement tool. It's been a challenge because my budget has been so limited that I didn't want to scrap the cans because the cans were already paid for. Now we're using a new formula that tastes a lot better, but it's packaged in the exact same can as before. I didn't have the budget to scrap the old cans and make new cans to let people know this is a new and improved formula.

The biggest challenge for me has been money. It's not a problem when we launch into a new market because they're getting the new formula right off the bat. But in markets where people have tasted the original formula and didn't quite like it, we have to push the new stuff with the old can. We just recently launched the new formulas statewide in Ohio with a major distributor. Our biggest market competitively is Arizona. They got the old formulas first, and now we're transitioning to working with new stuff. It's still pretty steady. I expect to get more feedback on the newer formulas in the next few weeks.

WF: What is your distribution reach and how do you plan to roll this out and get more customers?

MYARA: Part of the reason why setting up has taken so long is I've used a Customer Relationship Management system to put together a database with pretty much every beer and alcohol distributor in the U.S. and worldwide. I got everything exported to an Excel spreadsheet, formatted everything, mapped everything, imported the CRM, and then I went on to hundreds of distributors' websites to extract specific data that I would enter into custom fields of the CRM. I have special fields for what major brands they distribute and which of our competitors they carry. All the key information is in there. My CRM is probably my biggest asset in terms of sales. I've been growing the brand by contacting distributors. I can search by whether it's a MillerCoors distributor or Budweiser distributor, if they carry certain competitors or if they don't carry them. I use the CRM to keep track of communication with key distributor personnel. Emails addresses are also automatically fed into our email marketing tool for mass campaigns.

WF: What is your strategy for making sure LYTT stands out in this market?

MYARA: We will stand out by having a better taste and the guarana-infused formula. I don't see our competition experiencing tremendous growth in many markets. A lot of distributors that have expressed an interest in LYTT have told me that consumers want something new and fresh. A lot of these brands are kind of tired, one trick ponies. They've been around forever and are sometimes perceived as being a stripped down version of what they used to be. That means there's a good opportunity for getting brand loyalty from consumers who are looking for something new and unique.

WF: What are you worried about?

MYARA: My only real concern is cash flow. I know that I have the best distributor partners, I've partnered with some of the best Budweiser and MillerCoors distributors in the areas where we have distribution. I'm very confident with what I'm selling. I maybe wasn't so confident at first, but now we have the new formulas and the new cans. I took about four months off to focus on strategy and to get everything right in terms of the actual product. Not pushing sales while reworking the product was hard financially, but at this point, I'm very confident with what I'm selling and the distributors that I'm working with. I'm confident I have the infrastructure to bring in a sales team that is going to have the right tools with the customer relationship management system.

That leaves money to worry about. I'd like to at least have a social media budget and be able to produce all these new products that I've been working on. Having a market manager in every key market will go a long way in terms of speeding up consumer trial and loyalty. Distributor sales reps like to know that there's a local market manager. It's just the financial resources that worry me. I'm not worried when I look at what's out there. I do ride-alongs with distributors and work the trade on my own all the time. I know what's in these stores and there's not a single product in the cooler that worries me.

WF: How much money are you trying to raise and how do you plan to put it to use?

MYARA: Ideally, we'd raise $1,070,000. With that money, I would produce the Alien series which consists of 4 cutting-edge flavors at game-changing ABVs (alcohol by volume). I've already started the process to produce 2 of the 4 flavors and that's been a stretch financially.

The LYTT Alien Series has 2 flavors at 15% ABV which make it the strongest flavored malt beverage in the country. We have 2 more flavors at 13.9% ABV which is the legal limit in Alabama where we have a MillerCoors distributor. There's nothing at 13.9%, so we'd be the strongest flavored malt beverage there. The 13.9% ABV flavors will also do well in Georgia which has a 14% limit, and we have a great MillerCoors network distributor in Georgia. Most of the money will go towards inventory production. I know that having a full-time social media manager that knows what they're doing would pay for itself in terms of reaching our target consumers. There's a drink called Capriccio Sangria that went viral on social media. Our Ohio distributor has it and they can't keep it in stock because of the effect that social media had on sales. It was literally some tweets that went viral, and now they can't make it fast enough.

I'd also like to hire local market managers for key markets to make sure that the distributor reps are performing. Distributor reps don't like to sell a product when they feel like there's no support from the company or no one tracking their progress. So we have a market manager in Arizona, and he's constantly emailing sales reps and helping them out. He's sending them new orders and merchandising new placements that they're getting. It's really a team effort, and I think that's why Arizona is the biggest market. The sales reps know that they're not just selling something that's going to collect dust or that's going to end up having to be taken back.

WF: What's so special about LYTT?

MYARA: I'm particularly proud of this product. It's the result of a lot of learning from being in the trade. Beverage packaging has changed over the years. The labels successful brands are much cleaner and much more simple. That's what I've done with the new LYTT Alien series. As a 15% alcohol malt beverage, it'll be the strongest in the country. Right now the strongest is 14%. Ours is formulated in a very particular way so I'm not even sure that my competitors can make a 15% because they start with a 15% malt concentrate and you've got to take out some of that malt to incorporate the sweetener and flavor. I found a way to start with a 15% concentrate and then end up with a 15% final product, and that was a lot of work. It meant using some complex beverage formulation. I'm pretty proud that I was able to come up with a 15% alcohol-flavored malt beverage that is pretty much going to taste as good as a 15% malt beverage can taste. I'm just kind of worried that I'm launching it with a tight financial situation.

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1 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its

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